Exhibit 10.38

INDUSTRIAL BUILDING LEASE

(MULTI-TENANT)

for

9365 South McKemy Street, Tempe, Arizona

BY AND BETWEEN

MP 9365 MCKEMY LLC, an Arizona limited liability company

as

Landlord,

and

XEMOD INC., a California corporation

Tenant

LEASE AGREEMENT

[Absolute Net Lease]

SECTION 1.	TERMS AND CONDITIONS

THIS INDUSTRIAL BUILDING LEASE (the “Lease”) is entered into by and between MP 9365 MCKEMY LLC, an Arizona limited liability company (“Landlord”) and Tenant, as set forth below, this _____ day of August, 1999.

The following terms as used herein shall have the meanings set forth below:

A.    Tenant: XEMOD INC., a California corporation

B.    Tenant’s address and phone:    333 Soquel Way, Sunnyvale, California 94086.

C.    Premises:    That portion of the Building containing approximately 14,185 rentable square feet located in Suites A-1, A-2 and B, as shown on Exhibit A, attached hereto and incorporated by reference.

D.    Project:    The building or groups of buildings located at 9365 South McKemy Street, Tempe, Arizona, as set forth on Exhibit B, attached hereto and incorporated by reference, and all lands and facilities used in connection with the Project as reasonably determined from time to time by Landlord. A site plan for the Project in its current configuration is attached as Exhibit C and incorporated by this reference.

E.    Building:    The particular building of the Project (and constituting a portion of the Project) set forth on Exhibit D, attached hereto and incorporated by reference.

F.    Tenant’s Proportionate Share of Project:        32%

G.    Tenant’s Proportionate Share of Building:        32%

H.    Lease Term:    Five (5) years, beginning on the Commencement Date, and expiring at midnight on the Expiration Date, unless sooner terminated by the terms of this Lease, with one (1) option term of five (5) years at market rental rate as defined in Rider 4, Option to Renew Rental. Such option must be irrevocably and unconditionally exercised by Tenant in writing at least 180 days prior to the expiration of the original Term. Any extended term shall be on all of the conditions hereof, except for increased Base Rent and additional rent.

I.    Commencement Date:    Thirty (30) days after Substantial Completion of Tenant Improvements as set forth in Rider “1,” attached hereto and incorporated by reference. Landlord and Tenant shall execute a written addendum to this Lease when the Commencement Date is defined as set forth above, setting forth the actual Commencement Date and Expiration Date.

J.    Expiration Date:    Five (5) years following the Commencement Date.

K.    Initial Monthly Base Rent:    $9,220.25, exclusive of Tenant Improvement increases.

L.    [Intentionally Deleted]

M.    Tenant’s Initial Estimated Monthly Operating Expense Payment:    16¢/square foot

N.    Initial Monthly Base Rent and Operating Expense Payment (Estimated):    81¢/square foot

O.    Security Deposit:    $12,500.00

P.    Broker/Commission:

(Landlord)	(Tenant)
John Asher	Brigitte Rapatz
Arizona Commercial Real Estate Services	Realty Executive Commercial
2800 North Central Avenue, Suite 100	4435 East Chandler Boulevard
Phoenix, Arizona 85004	Phoenix, Arizona 85044

Q.    Description of Tenant’s Business:    Office and manufacturing for the development of radio frequency power amplifier components.

R.    Addenda:    Exhibits A through E, Riders 1 through 4

S.    Landlord’s Address for Notice:

MP 9365 McKemy LLC

Attention:    William P. Mahoney

2800 North Central Avenue, Suite 100

Phoenix, Arizona 85004

Telephone Number:    (602) 264-4336

Telecopy Number:    (602) 277-5303

T.    Tenant’s Address for Notice:

Xemod Inc.

Attn: Joseph Johnson, President

333 Soquel Way

Sunnyvale, California 94086

Telephone Number:    408 733-7229

Telecopy Number:    408 733-7327

U.    Permitted Use:    The Premises shall be used and occupied only for administrative office purposes and manufacturing (without the use of Hazardous Materials) for the development of radio frequency power amplifier components, together with related services, subject to compliance with all of the terms and conditions of this Lease and all laws, rules, statutes, regulations, ordinances, orders, decrees, covenants, conditions and restrictions affecting the Premises. Building and Project, as well as and subject to any and all other exclusive and restrictive uses granted by Landlord to other tenants and occupants of the Project.

V.    Tenant’s Parking.    Up to forty (40) exclusive parking spaces, parking signage at Tenant’s expense, but otherwise at no additional charge to Tenant.

W.    Tenant Improvement Allowance:    Landlord agrees to build out Tenant’s Premises (the “Tenant Improvements” as defined on Rider 1) based on a $14.00 per square foot Tenant Improvement Allowance ($198,590.00). All costs of the Tenant improvements over the $198,590.00 Tenant Improvement Allowance shall be additional rent amortized over the term of the Lease with an interest factor of ten percent (10%) per annum. Landlord’s maximum Tenant Improvement Allowance shall not exceed $25.00 per square foot ($354,625). Any Tenant Improvement costs in excess of $25.00 per square foot ($354,625) shall be paid by Tenant and placed into a cash escrow account with Old Republic Title Agency, Inc., Phoenix, Arizona, Attn: Gail Johnson, prior to the commencement of construction of the Tenant Improvements.

X.    Architectural Allowance:    Landlord agrees to provide space plan and working drawings for the Tenant Improvements.

Y.    Letter of Credit.    As more particularly provided in Rider 3 to this Lease attached hereto and incorporated by reference, Tenant shall deliver an irrevocable standby Letter of Credit issued in favor of the Landlord, its successors or assigns from a commercial bank or other domestic financial institution acceptable to Landlord for an amount equal to $156,035, which equals a Tenant Improvement Allowance of $25.00 per square foot less a Tenant Improvement Allowance of $14.00 per square foot.

SECTION 2.	PROPERTY LEASED

A.    Premises.    In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Lease Term, upon and subject to the terms, covenants and conditions of this Lease. Any variation from such square footage hereafter discovered shall not operate to modify or be a basis for modifying any rent or other charge payable by Tenant hereunder.

B.    Common Areas.    Tenant shall have the right, for the benefit of Tenant and its employees, suppliers, shippers, customers, licensees and invitees, but subject to the terms, covenants and conditions hereunder set forth, to the non-exclusive use of that portion of the Common Areas (as hereinafter defined) which is from time to time made available by Landlord for use by Tenant, other tenants and their respective visitors, customers, invitees, etc.

SECTION 3.	TERM

A.    Initial Term.    The term of the Lease (the “Term”) shall commence on the Lease Commencement Date, and shall continue, subject to earlier termination or expiration as provided herein, until the Expiration Date. Tenant agrees that Landlord shall have no liability, nor shall Tenant be entitled to terminate or cancel this Lease, if the Tenant does not occupy the Premises by the Lease Commencement Date. In the event permission is given by Landlord to Tenant to occupy all or a portion of the Premises prior to the Lease Commencement Date, such occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the payment of Base Rent, additional rent and other sums and charges. Notwithstanding the foregoing in this paragraph, if Tenant enters the premises or any part thereof prior to the Lease Commencement Date (as defined herein) to fixturize and install tenant improvements, all insurance, indemnity and other provisions of this Lease shall apply with respect to such entry, except such entry shall not advance the Lease Commencement Date or the date Base Rent commences. If for any reason the Lease Commencement Date shall not occur within three (3) years from the date of this Lease, the Lease shall be of no further force or effect.

B.    Acceptance and Suitability of Premises.    Except as otherwise provided in this Lease, Tenant acknowledges that neither Landlord, nor any agent, employee or servant of Landlord, has made any representation or warranty with respect to the Premises or Project, or with respect to the suitability of them to the conduct of Tenant’s business therein and Tenant hereby waives any implied warranty that the Premises are suitable for Tenant’s intended purposes, nor has Landlord agreed to undertake any modifications, alterations, or improvements of the Premises or Project, except as specifically provided in this Lease. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken, subject to the punchlist provisions set forth in Rider 1. Landlord warrants to Tenant that all materials and equipment furnished by Landlord in its Tenant Improvements of the Premises shall be new and that all of Landlord’s work to be performed shall be of good and workmanlike quality, free from faults and defects, and in accordance with the Approved Plans and Specifications. Any of Landlord’s work not substantially or materially conforming to the above standards shall be considered defective. For one (1) year after the date of substantial completion of the Tenant Improvements, Landlord shall, following written notice from Tenant, a) unconditionally make any repair, replacement, correction or other alteration of any nature necessary by virtue of any defective construction of the Premises or defective materials used therein, and b) promptly make or cause to be made all repairs, replacements, corrections or alterations, at no expense to Tenant, to correct latent defects in the Premises caused by a nonconformance with the plans and specifications other than as approved by Tenant.

SECTION 4.	USE OF PREMISES

A.    Permitted Uses.    Tenant shall use the Premises solely for the Permitted Use, and for no other use without Landlord’s prior written consent which shall not be unreasonably withheld or delayed, subject to compliance with the terms of this Lease and all laws, rules, statutes, regulations, ordinances, orders, decrees, covenants and restrictions affecting the Premises, the Building and the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord’s prior written consent.

B.    Compliance with Laws:    Tenant shall not use the Premises in any way (or permit or suffer anything to be done in, on or about the Premises) which will conflict any law, statute, ordinance or governmental rule or regulation or any covenant, condition or restriction (whether or not of public record) affecting the Premises, Project or Building, now in force or which may hereafter be enacted or promulgated including, but not limited to, the provisions of any city or county zoning ordinances regulating the use of the Premises, Project or Building (collectively, the “Legal Requirements”). Tenant shall, at its sole cost and expense, promptly comply with and cause the Premises to comply with all Legal Requirements, including, without limitation, the Americans With Disabilities Act and judicial or executive orders and judgments now or hereafter applicable to the Premises. Tenant shall not, however, be required to comply with Legal Requirements requiring Tenant to make structural changes or capital improvements to the Premises unless necessitated, in whole or in part, by Tenant’s particular use or occupancy of, or business conducted in, the Premises. The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by the Legal Requirements related to Tenant’s use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. Landlord represents and warrants to Tenant, to the best of landlord’s knowledge, that at the time of execution of this Lease the construction (including all Landlord-constructed Tenant Improvements), and the operation of the Project or Building are in full compliance with applicable building codes, environmental, zoning and land use laws, and other applicable local, state and federal laws, regulations and ordinances, including, but not limited to, the Americans with Disabilities Act (“ADA”).

C.    Hazardous Material.    Tenant shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept, or used in or about the Premises, Building or Project by Tenant, or Tenant’s Agents, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such

Hazardous Material is necessary or significant to Tenant’s business and will be transported, held, used, kept, handled, stored and disposed of in a manner that does not adversely affect the Premises or Project and complies with all Hazardous Material Laws (as defined below) regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in this paragraph, or if the presence of Hazardous Material on the Premises, Building or Project (caused or permitted by Tenant) results in contamination of the Premises, Building or Project, or if contamination of the Premises. Building or Project by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord or any governmental agency or office for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless for, from and against any and all Claims which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, any and all losses (including without limitation, diminution in value and loss of rental income from the Premises, Building and/or Project), claims, demands, actions, suits, damages (including without limitation, punitive damages administrative or judicial fines, remediation payments or contributions), expenses (including without limitation, costs incurred or in connection with any investigation of site conditions, any cleanup, remediation, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in or upon the Premises or in the soil or ground water on or under the Premises), and costs (including without limitation, actual attorneys’ fees, consultant fees or expert fees). With prior written notice to Tenant, Landlord shall have access to, and a right to perform inspections and tests of (at Landlord’s expense), the Premises to determine Tenant’s compliance with the Hazardous Materials Law, as defined below, Tenant’s obligations under this Section 4, and the environmental condition of the Premises.

(1)    “Hazardous Material” is used in this Section 4 in its broadest sense and shall mean any petroleum based products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as a hazardous or toxic substance, or other similar term, by any Hazardous Materials Law (as defined below).

(2)    “Hazardous Materials Law” shall mean all federal, state or local environmental statute, regulation, or ordinance affecting the Premises, Building or Project, presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time.

Tenant shall have no liability or responsibility for Hazardous Materials in existence or located on or within the Premises or the Building or the Project prior to Tenant’s occupancy of the Premises or which result from Landlord’s acts or omissions or which occur on any portion of Landlord’s property not occupied by Tenant, unless caused by Tenant, its agents, contractors or subcontractors, employees, invitees or guests. Landlord specifically warrants to Tenant, to the best of Landlord’s knowledge, that at the time of execution of this Lease there are no areas on Landlord’s property where Hazardous Materials (including asbestos or PCSs) have been used, stored or deposited.

Landlord’s Rules and Regulations.    Tenant shall, and tenant agrees to cause Tenant’s Agents to observe and comply fully and faithfully with the Rules and Regulations (the “Rules”) attached hereto as Exhibit E. Rules and Regulations, and incorporated by reference or such rules and regulations which may hereafter be adopted by Landlord for the care, protection, cleanliness, and operation of the Premises, Building and/or Project, and any modifications or additions to the Rules adopted by Landlord, provided that, Landlord shall give written notice thereof to Tenant. Landlord shall not be responsible to Tenant for failure of any other tenant or occupant of the Building or Project to observe or comply with any of the Rules; provided, however, Landlord shall take reasonable measures to enforce the Rules as to all tenants.

SECTION 5.	RENT

A.    Monthly Rental.    As of the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord monthly Base Rent (as set forth on Rider 2, Schedule of Base Rent) plus all taxes thereon or arising with respect thereto, on or before the first day of each month, in advance, at the address specified for Landlord in Section 1, Terms and Definitions, Subsection S, or such other place as Landlord shall designate in writing, without prior demand therefor and without abatement, deduction or setoff whatsoever. Base Rent for the first month or any portion of it shall be paid upon the execution of this Lease by Tenant.

B.    Additional Payment Terms.    If the Lease Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Base Rent, Operating Expenses, additional rent as provided under this Lease and other amounts due hereunder for such month, shall be prorated on a daily basis based upon a thirty (30) day calendar month. The obligation of Tenant to ray Base Rent, Operating Expenses, additional rent as provided under this Lease and other amounts due hereunder are independent from Landlord’s obligations under this Lease. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent, Operating Expenses, additional rent as provided under this Lease and/or any other amount due hereunder for more than five (5) days, Tenant shall be subject to and shall pay to Landlord on demand the late charges, interest and fees provided for herein, including but not limited to Section 29, Late Payments, Interest and Late Charges.

SECTION 6.	SECURITY DEPOSIT

Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as set forth in Section 1. Terms and Definitions, Subsection O. The Security Deposit shall be held by Landlord as security for the performance by Tenant of all terms, covenants and conditions of this Lease. Tenant shall immediately pay Landlord on demand a sum equivalent to the portion of the Security Deposit expended or applied by Landlord as provided in this Section 6, so as restore and maintain the Security Deposit to the original amount deposited with Landlord. Upon any sale or transfer of its interest in the Building, so long as Landlord shall transfer or give credit to the purchaser or grantee of the then-unused portion (if any) of the Security Deposit, then Landlord shall be released from any liability and/or obligation with regard to the Security Deposit so long as the purchaser or grantee accepts responsibility for the terms of this Lease.

SECTION 7.	OPERATING EXPENSES

A.    Definitions.

(1)    The term “Operating Expenses” shall include all costs and expenses incurred by Landlord with respect to the ownership, maintenance, management, operation and repair of the Project including, but not limited to costs of:

(a)    Taxes (as defined below) and fees payable to tax consultants and attorneys for consultation and contesting taxes;

(b)    Insurance (as defined below) and Insurance premiums and deductibles;

(c)    Utilities (as defined below);

(d)    Common Area Charges (as defined below);

(e)    Any other charges incurred and/or paid by Landlord for the benefit of the Project and/or Building including but not limited to any costs incurred by Landlord in making any alterations to the Project, Building, Premises and/or Common Area in order to comply with the Legal Requirements or that are appropriate to the continued operation of the Project (other than those expressly required herein to be made by a tenant within the Project). Operating Expenses shall not include costs or expenses for (1) debt service under mortgages or ground rent under ground leases; (2) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (3) leasing commissions, or the costs of renovating space for tenants; (4) legal fees and other related expenses associated with the negotiation or enforcement of leases; (5) all items and services for which Tenant reimburses Landlord or pays third persons or which Landlord provides selectively without reimbursement to one or more tenants or occupants of the Building or the Project (other than Tenant) which are not customary for normal office use; (6) leasing commissions and other similar payments paid to agents or employees of Landlord, independent brokers and other persons incurred in connection with Landlord’s leasing activities; (7) costs for space planning of tenant space in the Building; (8) costs for structural repairs and replacements; (9) advertising and publicity expenditures; (10) Landlord’s reserve accounts; (11) any compensation paid to clerks, attendants or other persons in commercial concessions, if any, operation of any retail space or similar concessions; (12) costs of correcting construction or latent defects in the Building or the Project; (13) costs of cleaning up or removing asbestos or hazardous materials; (14) Landlord’s costs of any services sold or provided tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rental and escalations payable under the lease with such tenant or other occupant; (15) capital repairs and capital equipment (except to the extent such cost is incurred to reduce Operating Expenses, are for ADA requirements not reasonably ascertainable prior to the date the Tenant Improvement plans are prepared, or are reasonably necessary for the disability, life, fire, health and safety of the occupants of the Building or the Project and such costs are amortized over the useful life of the capital repair or equipment in accordance with generally accepted accounting principles with interest thereon at 10% per annum); (16) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or the Project; (17) costs incurred in connection with upgrading the Building or the Project to comply with disability, life, fire and safety codes in effect prior to the Commencement Date (except to the extent such cost is incurred for requirements not reasonably ascertainable prior to the date the Tenant improvement plans are prepared); (18) Landlord’s general corporate overhead and general administrative expenses not related to the operation of the Building or the Project; (19) senior executive salaries; (20) salaries of service personnel to the extent that such service personnel perform services not attributable to the management, repair or operation of the Building or the Project; and (2l) administrative and/or management fees, office expenses rent and office supplies which, in the aggregate, exceed 5% of the total cost of Operating Expenses. If the rentable area of the Building and/or Project is not at least ninety-five percent (95%) occupied during any year of the Lease Term, an adjustment shall be made so that Operating Costs shall be normalized to an assumed 95% occupancy of the Building and the Project; provided, however, in no event shall Landlord be entitled to collect in excess of 100% of the total Operating Expenses from all of the tenants in the Building or Project. The estimated Operating Expenses for the Project set forth in Section l, Subsection M are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

(2)    The term “Common Areas” means all areas, space, rooms, equipment, facilities, and special services provided by Landlord for the common or joint use and benefit of Landlord, the tenants, their employees, agents, servants, suppliers, customers and other invitees, including, by way of illustration, but not limitation, retaining walls, walls, fences, roofs, foundations, landscaped areas, parks, curbs, sidewalks, private roads, restrooms, stairways, elevators, lobbies, hallways, patios, service quarters, storage yards and areas except to the extent leased to particular tenants pursuant to written leases, parking structures, garages and parking lots and areas, lighting, wiring and cabling, utility lines, ventilation, elevator, mechanical, electrical and utility shafts heating and air conditioning and ventilation systems, electrical systems and other mechanical and building systems, all common areas and other areas within the exterior of the Project or as shown on the site plan attached to this Lease as Exhibit C.

(3)    The term “Common Area Charges” shall mean the aggregate of all costs and expenses payable by Landlord in connection with the ownership, operation, maintenance, repair and replacement of the Common Areas. Common Area Charges shall include, without limitation, the amount charged by any management firm (“Management Firm”) contracted by landlord to provide any or all of the foregoing services, or if there is no Management Firm, an administration fee of five percent (5%) of the total amount of Operating Expenses.

(4)    The term “Taxes” shall mean all real property taxes, personal property taxes, improvement bonds, assessments, special assessments and other charges and assessments which are levied or assessed upon or with respect to the Project, Premises and Building and any improvements, fixtures and equipment belonging to Landlord located thereon, real or personal, including any increase in such taxes, whether resulting from a reassessment of the value of the land or the Project, Premises and Building or any other reason, imposed by any governmental authority, and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and any license fees, commercial rental tax (to the extent not paid by individual tenants of or in the Project), or other tax upon Landlord’s business of leasing the Premises located within the Building and Project, but shall not include any federal or state income tax, or any franchise, capital stock, estate, inheritance and excess profit taxes imposed upon Landlord.

(5)    The term “Tenant’s Proportionate Share of Project” means the quotient obtained by dividing the total number of square feet of net rentable floor area within the Project into the total number of square feet of net rentable floor area within the Premises, all as determined by Landlord as shown on Section 1, Subsection F. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a maintenance, repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.

(6)    The term “Tenant’s Proportionate Share of Building” means the quotient obtained by dividing the total number of square feet of net rentable floor area within the Building Into the total number of square feet of net rentable floor area within the Premises, all as determined by Landlord as shown on Section 1, Subsection G. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.

B.    Reimbursement of Operating Expenses.    Within a reasonable time before or after the commencement of each calendar year during the Lease Term, Landlord shall deliver to Tenant a reasonable estimate of the anticipated Operating Expenses for the forthcoming calendar year. Tenant shall pay to Landlord, as additional rent, as of the Commencement Date, and continuing thereafter throughout the Lease Term, on the first day of each calendar month, an amount equal to one-twelfth (1/12th) of the product obtained by multiplying the then estimated Operating Expense for such year times Tenants Proportionate Share of the Project (“Tenant’s Monthly Proportionate Share of Project Operating Expenses”). Payments thereof for any fractional calendar month shall be prorated. If the estimate is delivered after the commencement of a calendar year, then in addition to the foregoing, Tenant shall promptly pay to Landlord a sum equal to Tenant’s Monthly Proportionate Share of Project Operating Expenses multiplied times the number of months and partial months then elapsed in such calendar year.

C.    Rebate or Additional Charges.    After the end of each calendar year, Landlord shall furnish to Tenant a statement showing the total Operating Expenses for the Project and Tenant’s Proportionate Share of the Operating Expenses for the Project for the calendar year just ended. If Tenant’s total payments of Operating Expenses (“Tenant’s Payments”) for such previous year exceeds Tenant’s actual Proportionate Share of Operating Expenses for the Project for the previous calendar year, Landlord shall retain such excess and credit it against Tenant’s next future payments of Operating Expenses for the Project for the current year or ensuing calendar year; provided, however, that if this Lease has expired or is about to expire such that no such future payments are anticipated, then Landlord shall refund such excess to Tenant in cash within thirty (30) days. Tenant shall not receive any interest on said excess payments. If Tenant’s Payments are exceeded by Tenant’s actual Proportionate Share of Operating Expenses for the Project for the previous calendar year (“Tenant’s Actual Proportionate Share”), then Tenant shall pay to Landlord, within thirty (30) days of Tenant’s receipt of Landlord’s statement, as additional rent, plus taxes thereon or arising with respect thereto, an amount equal to the difference between Tenant’s Actual Proportionate Share and Tenant’s Payments. In the event the Lease Term, or this Lease is otherwise terminated prior to the end of the current calendar year, Landlord shall compute the credit or deficiency up to the date the Lease expired or was terminated.

D.    Audit Right.    If Tenant shall dispute the amount set forth in any statement provided by Landlord under this Section 7, Tenant shall have the right, not later than ninety (90) days following receipt of such statement and copies of supporting invoices or statements, to cause Landlord’s books and records with respect to Operating Expenses for such year to be audited by certified public accountants selected by Tenant and subject to Landlord’s reasonable right of approval. If such audit discloses a liability for a refund in excess of five percent (5%) of Tenant’s Percentage Share of the Operating Expenses previously reported, Landlord shall pay the audit cost not to exceed the lesser of 10% of such refund or $500. The cost of such audit otherwise shall be borne by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Section 7 within ninety (90) days after receipt of Landlord’s statement and copies of supporting invoices or statements, such statements shall be final and binding for all purposes hereof.

E.    Control of Common Areas.    Landlord shall have the sole and exclusive control of the Common Areas, as well as the right to make changes or improvements to the Common Areas. Landlord’s rights shall include, but not be limited to, the right to (a) restrain the use of the Common Areas by unauthorized persons, (b) utilize from time to time any portion of the Common Areas for promotional and related matters, (c) temporarily close any portion of the Common Areas for repairs, improvements or alterations, and (d) change the shape and size of the Common Areas or change the location of improvements within the Common Areas, including, without limitation, parking areas (but without reducing the number of parking spaces provided to Tenant in Section 1(v)), roadways and curb cuts. Landlord may determine the nature, size and extent of the Common Areas as well as make changes to the Common Areas from time to time which, in its opinion, are reasonably deemed desirable.

SECTION 8.	SERVICES AND UTILITIES

Tenant agrees to pay and shall pay as and when due and in any event prior to any delinquency, the full cost of all utilities and other services used at, in and upon, or supplied to the Premises, together with any taxes thereon, plus all hook-up and activation fees and charges, meter fees, all charges for storm sewers and utilities maintenance and repair, together with all taxes, surcharges, penalties and related sums, whether to the utility providers, or any governmental or quasi-governmental agencies (collectively “Utilities Charges”). Any jointly metered utilities or other services shall be paid by the parties using same based upon relative consumption thereof, as reasonably determined by Landlord. If any such services or utilities are not separately metered to Tenant or jointly metered to Tenant and one or more other tenants, then the cost of providing the services and utilities under this Section 8 are subject to reimbursement by Tenant of Tenant’s Proportionate Share of the cost and expense pursuant to Section 7,

Operating Expenses. If the Building is designed for individual tenant operation of the HVAC, Tenant agrees to pay the cost of operating the HVAC, as determined by Landlord from time to time, which cost shall include the operation of the HVAC for space located outside the Premises when such space is serviced concurrently, with the operation of the HVAC for the benefit of the Premises. Any failure to immediately reimburse Landlord for any excess costs as described above shall constitute a breach of this Lease and shall entitle Landlord to the same rights and remedies as provided in this Lease for failure to pay rent.

Landlord shall not be in breach of its obligations under this Section 8, Services and Utilities, unless Landlord fails to make any repairs or perform maintenance which it is obligated to perform hereunder and such failure persists for an unreasonable time after written notice of same is given to Landlord by Tenant.

Tenant shall not consume water or electric current in excess of that usually supplied for the Premises (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may grant or withhold in Landlord’s sole discretion.

SECTION 9.	TENANT’S TAXES

Tenant shall be liable for and shall pay directly any tax (now or hereafter imposed by any governmental entity) applicable to or measured by or on the rents or any other charges payable by Tenant under this Lease, including, but not limited to, any transaction privilege tax, gross receipts tax or excise tax with respect to the payment or receipt of such rent or other charges or the possession, leasing, operation, use or occupancy of the Premises, but not including any net income, franchise, capital stock, estate or inheritance taxes (collectively “Rent and Other Taxes”). Any such Rent and Other Taxes that accrue during the Lease Term which are paid by Landlord shall be Tenant’s responsibility and shall be promptly reimbursed by Tenant to Landlord as additional rental hereunder upon demand. In the event that said Rental and Other Taxes relate to more than the Premises, they shall be included as part of the Operating Expenses as defined in Section 7, Operating Expenses. Tenant shall also be solely liable for all taxes levied against the leasehold held by Tenant or against any personal property, leasehold improvements, additions, alterations and fixtures placed by or for Tenant in, on or about Premises or constructed by Landlord for Tenant in the Premises; and if any such Rental and Other Taxes are levied against Landlord or Landlord’s property, or if the assessed value of the Property upon which the Premises are located is increased (whether by special assessment or otherwise) by the inclusion therein of the value placed on such leasehold, personal property, leasehold improvements, additions, alterations and fixtures, and Landlord pays any such Rental and Other Taxes (which Landlord shall have the right to do regardless of the validity thereof), Tenant, immediately upon demand or by Landlord’s presentment of any statement or invoice of taxes paid, shall pay and fully reimburse Landlord as additional rental for the taxes so paid by Landlord or for the proportion of such taxes resulting from such increase in any assessments. Landlord may (but shall not be obligated to) contest by appropriate legal proceedings the amount, validity, or application of any Taxes or Rent and Other Taxes or the respective liens thereof. Tenant may with Landlord’s consent contest such Taxes or Rent and Other Taxes.

SECTION 10.	INSURANCE

A.    Tenant.    Tenant shall, during the Lease Term hereof, keep in full force and effect the following insurance and prior to the Commencement Date, Tenant shall provide Landlord with valid certificates of insurance and copies of the insurance policies. For all such insurance, Landlord and Landlord’s property manager (if any) from time to time shall be named as additional insured parties. As of twelve (12) months after the Commencement Date, and in any event as Landlord deems necessary, Tenant shall provide Landlord with appropriate insurance certificates satisfactory to Landlord evidencing the renewal and uninterrupted and continued, existence of such insurance, with copies of applicable insurance policies. Landlord reserves the right to from time to time require reasonable increases in any limits of coverage:

(1)    Commercial General Liability Insurance:    Commercial general liability insurance covering the Premises, all property and improvements installed or placed in the Premises, and all of Tenant’s, Tenant’s Agent’s and others’ acts or omissions on or about the Project. Such insurance shall name Landlord and Landlord’s property manager, if any, as additional insured parties. Such insurance shall provide coverage for personal injury and other liability including, without limitation, bodily injury, death or property damage liability and covering (i) the business(es) operated by Tenant and by any subtenant of Tenant on the Premises, (ii) operations of independent contractors engaged by Tenant for construction on or about the Premises, and (iii) contractual liability, with a limit of not less than One Million Dollars ($1,000,000.00) per occurrence and a minimum umbrella limit of One Million Dollars ($1,000,000) for a total minimum combined general liability and umbrella limit of Two Million Dollars ($2,000,000) (together with such additional umbrella coverage as Landlord may from time to time require).

(2)    Property Loss Insurance:    Property damage or loss insurance, including, without limitation, fire, extended coverage or “all-risk”, vandalism and malicious mischief insurance, insuring the Premises and all the personal property, furniture, furnishings, fixtures and improvements located on or within the Premises for not less than one hundred percent (100%) of the full replacement value thereof; which insurance shall be endorsed to show that the Insurer waives its right of subrogation against Landlord.

(3)    Worker’s Compensation:    Worker’s compensation insurance, with coverage as required by the State in which the Project is located;

(4)    Business Interruption:    Business interruption or loss of income insurance in amounts satisfactory to Landlord; and

(5)    Other:    Such other insurance as Landlord shall deem reasonably necessary from time to time.

Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy and shall be in a form reasonably satisfactory to Landlord and shall be taken out with an insurance company authorized to do business in the State in which the Project is located and rated not less than Best’s Financial Class “XIII” and Best’s Policy Holder Rating “A”. In addition, any insurance policy obtained by Tenant shall be written as primary noncontributing with or in excess of any coverage which Landlord may carry, with loss payable clauses satisfactory to Landlord, and naming Landlord and Landlord’s property manager (as the property manager may be from time to time) as additional insureds. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned or sustained by Tenant or any person claiming through Tenant resulting from an accident or occurrence in, upon or about the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors. The liability limits of the above described insurance policies shall in no manner limit the liability of Tenant under the terms of Section 18, Indemnification below. If Tenant fails to maintain and secure the insurance coverage required under this Section 10, Insurance, then Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right (but not the obligation) to procure and maintain such insurance at the cost and expense of Tenant, which cost shall be due and payable to Landlord by Tenant an demand.

If, on account of the failure of Tenant to comply with the provisions of this Section 10, Insurance, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon demand after receipt of a bill therefor and evidence of such loss.

B.    Landlord.    Landlord shall, during the Term hereof, keep in full force and effect the following insurance:

(1)    Property Damage:    A policy of property damage, fire, extended coverage and vandalism and malicious mischief insurance insuring the Building of which the Premises are a part, in an amount at least equal to eighty percent (80%) of the full replacement cost thereof; and

(2)    Other:    Such other insurance as Landlord deems necessary in its sole and absolute discretion.

All insurance policies shall provide that any proceeds shall be payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord’s interest in the Premises, Building, and Project, as their interests shall appear. All insurance premiums for Landlord’s insurance shall be included in the Operating Expenses of the Project, as described in Section 7, Operating Expenses.

C.    Waiver of Subrogation.    Neither Landlord nor Tenant nor their respective officers, directors, employees, agents or invitees, nor in the case of Tenant, its subtenants or assignees, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, when such loss is caused by any of the perils which are or could be insured against under a standard policy of full replacement cost insurance for fire, theft and all risk coverage, or losses under workers’ compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees (this clause shall not apply, however, to any damage caused by intentionally wrongful acts or omissions). The foregoing waiver shall not be voided or avoided by a failure of either party to obtain insurance required under this Lease; provided, however, that each party shall use diligent efforts to obtain such insurance. Each party shall give the other party notice in writing at any time when it is unable to obtain insurance with such a waiver of subrogation and the foregoing waiver shall be effective until thirty (30) days after such notice is given. Landlord and Tenant each represent to the other of them that their current insurance policies now allow and contain such waiver.

SECTION 11.	MAINTENANCE AND REPAIRS

A.    Landlord’s Repairs.    Landlord shall maintain, at Landlord’s initial cost and expense subject to reimbursement, pursuant to Section 7, Operating Expenses, by Tenant of its Proportionate Share of same as well as the maintenance and repair costs and expenses and reimbursement of heating, ventilating and air conditioning systems which service the Project, the foundations, exterior walls, structural soundness of exterior bearing walls (specifically excluding windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries that shall be maintained and repaired by Tenant at its sole cost), and roof of the Building and Project, as well as the parking areas, walkways, driveways, landscaping, fences, signs and utility installations of the Common Areas. Landlord shall not be required to make any repairs that are the obligation of any other tenant or occupant within the Project or repairs for damage caused by any negligent or intentional act or omission of Tenant or any person claiming through or under Tenant or any of Tenant’s Agents, or Tenant’s suppliers, or shippers in which event Tenant shall repair upon demand such damage at Tenant’s sole cost and expense. If Landlord fails to perform any maintenance or repair work required under this Lease within thirty (30) days after Landlord and any mortgagee of record receives Tenant’s written notice of the need for such repairs (or such period of time in excess of thirty (30) days as is reasonably necessary based upon the nature of such work, provided Landlord commences and diligently pursues the work during such thirty (30) day period), then Tenant shall, unless a longer cure period is granted to any mortgagee of record, be permitted to make such repairs, upon delivery of an additional two (2) business days’ prior written notice to Landlord and such mortgagee of record indicating that Tenant will be undertaking such repairs. Tenant may recover payment for cost of such repairs from Landlord but may not offset any obligation of Tenant hereunder.

B.    Tenant’s Repairs.    Tenant shall keep, maintain and make all repairs and replacement to preserve in good working order, condition, repair and cleanliness the Premises and every part thereof, all improvements, fixtures, furnishings and systems exclusively serving the Premises including without limitation, dock and loading areas exclusively serving the Premises, truck doors exclusively serving the Premises, plumbing and water and sewer lines within the Premises up to points of common connection, fire sprinklers and fire protections systems within the Premises, heating, ventilating and air conditioning units and systems exclusively serving the Premises whether located within or without the Premises, electrical and lighting facilities and equipment within the Premises and all other utility facilities and systems exclusively serving the Premises wherever located, and all fixtures, interior walls, interior surfaces of exterior walls, ceilings, roof membranes, windows, doors, cabinets, draperies, window coverings, carpeting and other floor coverings, plate glass and skylights located within the Premises. Heating, ventilation and air conditioning units and systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s sole expense pursuant to maintenance service contracts entered into by Tenant (which shall have been previously approved in writing by Landlord) or at Landlord’s election, by Landlord. At Landlord’s request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. Tenant shall, at its sole cost and expense, promptly make all repairs to the Premises, Building and Project which are required, in the reasonable opinion of Landlord, as a result of any misuse, neglect or damage committed or permitted by Tenant, any of Tenant’s Agents or by any subtenant or assignee of Tenant.

C.    Landlord’s Right to Make Repairs.    In the event that Tenant fails to keep and maintain the Premises in good and sanitary order, condition and repair as required by this Lease, then, following written notification to Tenant (except in the case of an emergency, in which case no prior notification shall be required), Landlord shall have the right (but not the obligation) to enter the Premises and to do such acts and expend such funds at the sole expense of Tenant as are required to place the Premises in good and sanitary order, condition and repair as set forth in this Lease. Any amount so expended by Landlord shall be paid by Tenant upon written demand to Tenant by Landlord as additional rent.

D.    Condition of Premises Upon Surrender.    Tenant shall, upon the expiration or earlier termination of the Lease Term, surrender the Premises to Landlord in the same condition as on the date Tenant took possession, broom clean, reasonable wear and tear excepted. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises pursuant to Section 12, Tenant Changes and Trade Fixtures (the “Improvements”), whether by Landlord or by or on behalf of Tenant, and whether at Landlord’s expense or Tenant’s expense, shall be and remain the property of Landlord, at Landlord’s option. Any of Tenant’s trade fixtures, furnishings and personal property located in the Premises that are removable without material damage to the Building or the Premises, whether the property of Tenant or leased by Tenant (“Tenant’s Property”), shall be and remain the property of Tenant and, not later than that date that this Lease expires or is terminated, Tenant, at Tenant’s sole cost and expense, shall remove Tenant’s Property. Tenant shall promptly repair any damage to the Premises or the Building resulting from such removal. Any of Tenant’s Property not removed from the Premises prior to the expiration of the Term shall, at Landlord’s option, either become the property of Landlord or may be removed and disposed by Landlord at Tenant’s sole cost and expense.

SECTION 12.	TENANT CHANGES AND TRADE FIXTURES

A.    Tenant Changes.    Except as otherwise provided in this Lease, Tenant hereby accepts the Premises in Its “AS IS, WHERE IS” condition, with all faults, if any, and Tenant agrees that Landlord has and shall have no obligation to improve, alter or change the Premises for Tenant except as set forth on Rider 1. Tenant shall not make any alterations, additions, or improvements to the Premises, or any part thereof, whether structural or nonstructural (the “Tenant Changes”), without Landlord’s prior written consent which may be given or withheld in Landlord’s sole discretion; provided, however, Landlord’s prior consent shall not be required for any Tenant changes which are non-structural and does not exceed $10,000. All Tenant Changes, if any, shall be at Tenant’s sole expense. In requesting Landlord’s consent, Tenant shall submit such plans and information in connection with the proposed Tenant Changes as Landlord may require, including, without limitation: (a) plans, specifications and a full set of construction drawings; (b) permits, licenses and bonds; (c) a list of all architects, engineers, contractors and subcontractors (the “Contractors”) who are or will be performing any work in connection with the proposed Tenant Changes and evidence that said Contractors are bonded and carrying workers’ compensation insurance and all other insurance required by any employee benefit acts or other statutes applicable to the jurisdiction where the Premises is located and as will protect Tenant and Landlord from any and all liability under the aforementioned acts and statutes, and (d) evidence of general liability insurance and other insurance coverage in such types and amounts and from such insurers as Landlord deems in its sole discretion satisfactory (collectively, the “Plans and Information”). All Tenant Changes, shall be at Tenant’s sole expense, shall comply with all insurance requirements as set forth in this Lease, and all Legal Requirements and Tenant shall construct at its sole expense (upon Landlord’s written approval) any alteration or modification of the Tenant Changes required by the Legal Requirements arising as a result of the Tenant Changes. All Tenant Changes shall be constructed by competent licensed and bonded Contractors in a good and workmanlike manner using only first quality materials in compliance with all Legal Requirements including, without limitation, all applicable laws, codes and regulations of governmental authorities having jurisdiction over the Building and under the supervision of a competent licensed and bonded architect or competent licensed and bonded structural engineer and in accordance with the Plans and Information previously approved of in writing by Landlord.

No consent or approval by Landlord of the Plans and Information shall create any responsibility or liability on the part of Landlord for their completeness, design sufficiency, safety or compliance with the Legal Requirements, laws and ordinances of the jurisdiction in which the Premises is located, all such liability shall be exclusively born by Tenant and Tenant’s Contractors constructing the Tenant Changes. Landlord may require Tenant to furnish, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of the Tenant Changes, to insure Landlord against any liability for mechanic’s liens and to insure completion of the Tenant Changes in accordance with this Section. Tenant shall indemnify, protect, defend against and hold Landlord free and harmless for, from and against all claims, damages, liabilities, losses, obligations and costs incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant in connection with the Tenant Changes. Upon surrender of the Premises, all Tenant Changes and other alterations to the Premises shall remain on the Premises as Landlord’s property.

B.    Trade Fixtures.    Tenant, at its own cost and expense and without Landlord’s prior approval, may erect shelves, bins, machinery, equipment and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without structural injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. All Trade Fixtures are and shall remain the property of Tenant and upon surrender of the Premises, Tenant may remove all Trade Fixtures.

SECTION 13.	SIGNS

Tenant shall not have the right to place, construct, or maintain on or about the Premises, the Building of which the Premises are a part, or the Common Areas, or other locations in the Project, or in any interior portions of the Premises or Building that may be visible from the exterior of the Building, signs, names, insignia, exterior lights, decorations, balloons, flags, pennants, banners, or painting or any other similar item including without limitation, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises Building or Project (collectively, “Signs”), without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Upon surrender or vacature of the Premises, Tenant shall have removed all Signs and repair the building facia or other surface to which its Signs were attached. Tenant shall obtain, at its sole cost, all applicable governmental permits and approvals for Sign and exterior treatments. Throughout the Lease Term, all Signs shall be subject to Landlord’s prior written approval and conform in all respects to the terms of this Lease.

SECTION 14.	PARKING

A.    Maintenance of Parking.    The cost of maintenance of any parking lots, parking areas and parking structures available from time to time for use by Tenant or other tenants, occupants and users of the Project, shall be included in the Operating Expenses as set forth in Section 7, Operating Expenses above. Landlord shall also have the right to establish such reasonable rules and regulations as may be deemed necessary or desirable, by Landlord’s, for the proper and efficient operation and maintenance of said parking areas. Such rules and regulations may include, without limitation, (a) restrictions in the hours during which the parking areas shall be open for use, and (b) subject to the provisions of Section l(v) with respect to Tenant, the establishment of charges for parking therein (on either a reserved or unreserved basis, at Landlord’s sole discretion) by tenants of the Building and Project as well as by their employees, customers and service suppliers.

Landlord shall at all times during the Term hereof have the sole and exclusive control of all parking areas, and may at any time during the Term hereof exclude and restrain any person from use or occupancy thereof; excepting, however, those tenants of the Project and their employees, customers, service suppliers and invitees those who make use of said parking areas in accordance with any rules and regulations established by Landlord from time to time with respect thereto. Subject to the provisions of Section 1(v) with respect to Tenant, the rights of Tenant and its employees, customers, service suppliers and invitees referred to in this Section 14, Parking shall at all times be subject to (a) the rights of Landlord any mortgagees having or holding liens upon or against the Project, and other tenants in the Building and Project to use the same in common with Tenant and its employees, customers, service suppliers and invitees, (b) the availability of parking stalls in said parking areas, (c) Landlord’s right to change the location of any assigned reserved parking spaces in such instances as shall be determined at Landlord’s reasonable discretion, and (d) the existence and continuance of no default by Tenant under this Lease.

B.    Tenant’s Parking.    Provided that the Tenant shall not default or be in default at any time during the Lease Term, and provided further that Tenant shall comply with and abide by Landlord’s or Landlord’s parking rules and regulations in effect from time to time, Tenant shall have during the Lease Term a license to the use (for purposes of temporary standard size automobile parking only and not for any overnight parking) up to the number of automobile parking spaces set forth in Section l, Subsection V above, which parking spaces are at no additional charge to Tenant other than the rent and additional rent payable by Tenant under this Lease, all in the parking areas designated by Landlord from time to time (collectively, the “Tenant’s Spaces”). Tenant shall not and shall not permit its employees, agents, servants, vendors, suppliers, licensees, customers or invitees to park any vehicle in locations other than Tenant’s spaces as set forth by this Section 14, Parking. This license is for self-service parking only and does not include additional rights or services. Tenant further agrees to indemnify, defend and hold harmless Landlord for, from and against all claims, damages or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing or to any of Tenant’s Spaces or any use thereof or activity thereon. Tenant shall not assign, sublicense, sublet or transfer any of its rights under this Section 14, Parking, and in the event any attempt is made to assign, sublicense, sublet or transfer any such rights, the same shall be void and constitute an Event of Default, as defined below.

Landlord or its agents shall have the right (but not the obligation) from time to time as a part of the Operating Expenses of the Project, to police all parking spaces for the Building, the Project in which the Building is a part, and for the Premises to assure that Tenant is parking only in the areas designated by Landlord from time to time for Tenant’s use as set forth herein. Landlord shall have the right (but not the obligation) to tow away, at the expense of the vehicle owner, any cars of Tenant that do not park in spaces designated for Tenant’s use or any cars of Tenant’s invitees not parked in areas designated for Tenant’s use or visitor parking. Landlord shall also have the right to pursue all other rights or remedies available at law or in equity.

SECTION 15.	FIRE AND CASUALTY

A.    Minor Damage.    If at any time during the Lease Term the Premises, the Building of which the Premises are a part, or any portion thereof, is damaged or destroyed by any casualty that is covered by the insurance maintained pursuant to the terms of this Lease, Landlord shall notify Tenant within sixty (60) days after such damage as to whether the Premises will be restored and approximately how long the restoration will take. Landlord shall rebuild and restore the Premises and/or Building of which the Premises are a part, provided that:

(1)    Not more than fifty percent (50%) of the Building is damaged or destroyed and the amount of insurance proceeds available to Landlord to repair and restore equals or exceeds the cost of such rebuilding, restoration and repair; and

(2)    the damage or destruction occurred more than twelve (12) months prior to the expiration of the Lease term and such rebuilding, restoration and repair can be completed within one hundred eighty (180) days (within thirty (30) days if damaged occurred within the last twelve (12) months of the Lease Term) unless the Tenant has already exercised, or then elects to exercise, its Option to Renew after the work commences in the opinion of a registered architect or engineer appointed by Landlord; and

(3)    such rebuilding, restoration, or repair is then permitted, under applicable governmental laws, rules and regulations, to be done in such a manner as to return the Premises, or Building, as the case may be, to substantially its condition immediately prior to the damage or destruction, including, without limitation, the same net rentable floor area; and

(4)    Tenant pays to Landlord Tenant’s Proportionate Share of the amount of any deductible under the insurance policy of which the repair and restoration proceeds will be derived within ten (10) days after presentment of such request for payment with Landlord obligated to account for any other deductibles.

To the extent that insurance proceeds must be paid to a mortgagee or beneficiary under, or must be applied to reduce any indebtedness secured by, a mortgage or deed of trust encumbering the Premises, Building or Project, such proceeds, for the purposes of this Section 15, Fire and Casualty shall be deemed not available to Landlord unless such mortgagee or beneficiary permits Landlord in writing to use such proceeds for the rebuilding, restoration, and repair of the Premises, or Building. Notwithstanding the foregoing, Landlord shall have no obligation to repair any damage to, or to replace any of, Tenant’s personal property, furnishings, fixtures, equipment or other such property or effects of Tenant.

B.    Major or Uninsured Damage.    In the event the Premises, or the Building in which the Premises are a part, or any portion thereof, is damaged or destroyed by any casualty to the extent that Landlord is not obligated, under Subsection “A” above, to rebuild or restore the Premises or the Building, as the case may be, or to repair the damaged portion thereof, then Landlord may, at its sole discretion, either (a) rebuild or restore the Premises or Building and repair the damaged portions thereof, or (b) terminate this Lease effective as of the date the damage or destruction occurred. If Landlord does not give Tenant written notice within sixty (60) days after the damage or destruction occurs of its election to rebuild or restore the Premises or Building, as the case may be, and repair the damaged portions thereof, Landlord shall be deemed to have elected to terminate this Lease. Notwithstanding the foregoing, if Landlord does not elect to terminate this Lease, Tenant may terminate this Lease upon thirty (30) days prior written notice if either (a) Landlord determines that such repair or restoration cannot be completed within one hundred and eighty (180) days, or (b) the damage or destruction occurs within the last twelve (12) months of the Term and such repair or restoration cannot be completed within thirty (30) days, unless, Tenant’s actions or omissions are likely the cause of the damage against which Tenant shall indemnify Landlord pursuant to Section 18, Indemnification below.

C.    Abatement of Rent.    There shall be an abatement of rent by reason of damage to or destruction of the Premises or any portion thereof, to the extent that either (a) Landlord has received insurance proceeds for the loss of rental income attributable to the Premises, or (b) the floor area of the Premises cannot be reasonably used by Tenant for conduct of its business, in which event the Monthly Rental shall abate proportionately according to (a) or (b) above effective as of the date damage to or destruction of the Premises or Building occurred, and except that, if Landlord or Tenant elects to terminate this Lease as provided in Subsection “B” above, no obligation shall accrue under this Lease after such termination. Notwithstanding the provisions of this Section 15, Fire and Casualty if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, Tenant’s Agents or any of their employees, suppliers, shippers, customers or invitees, then there shall be no abatement of rent by reason of such damage, unless and until Landlord is reimbursed for such abatement. Tenant’s right to terminate this Lease in the event of any damage or destruction to the Premises or Building is governed by the terms of this Section 15, Fire and Casualty and therefore Tenant hereby expressly waives the provisions of any and all laws, whether now or hereafter in force, and whether created by ordinance, stature, judicial decision, administrative rules or regulations, or otherwise, that would cause this Lease to be terminated, or give Tenant a right to terminate this Lease upon any damage to or destruction of the Premises or Building that occurs.

SECTION 16.	CONDEMNATION

A.    Total or Partial Taking.    If all or substantially all of the Premises is condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of the condemnation or taking, this Lease shall automatically terminate as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or other taking. If less than all or substantially all of the Premises is so condemned or taken, this Lease shall automatically terminate only as to the portion of the Premises so taken as of the earlier of the date on which actual physical possession is taken by the condemnor or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord as of the date on which actual physical possession is taken by the condemnor or dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which such physical possession is taken or dispossession will occur.

B.    Award.    Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or total taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemnor, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture and other personal property, fixtures, and equipment or for the interruption of or damage to Tenant’s business.

C.    Abatement in Rent.    In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises pursuant to this Section 16, Condemnation the rent and all other charges shall abate in proportion to the portion of the Premises taken by such condemnation or other taking. If this Lease is terminated, in whole or in part, pursuant to any of the provisions of this Section 16, Condemnation all rentals and other charges payable by Tenant to Landlord hereunder and attributable to the Premises taken shall be paid up to the date upon which actual physical possession shall be taken by the condemnor. Landlord shall be entitled to retain all of the Security Deposit until such time as this Lease is terminated as to all of the Premises.

D.    Temporary Taking.    If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease; provided, however, the rent and all other charges payable by Tenant to Landlord hereunder shall abate during such limited period in proportion to the portion of the Premises (or more than 30% of Tenant’s parking spaces) that is rendered untenable and unusable as a result of such condemnation or other taking. Landlord shall be entitled to received the entire award made in connection with any such temporary condemnation or other taking.

E.    Transfer of Landlord’s Interest to Condemnor.    Landlord may, without any obligation to Tenant, agree to sell and/or convey to the condemnor the Premises, the Building, or any portion thereof, sought by the condemnor, free from this Lease and the rights of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

SECTION 17.	ASSIGNMENT AND SUBLETTING

A.    No Assignment or Subletting.    Without Landlord’s prior written consent (which consent shall not be unreasonably withheld subject to the terms and conditions contained in this Section 17, Assignment and Subletting), Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer, license, mortgage, pledge or otherwise hypothecate all or any portion of the Premises or Tenant’s leasehold estate under the terms of the Lease (collectively “Assignment”) or permit the Premises to be occupied by anyone other than Tenant or sublet the Premises (“Sublease”) or any portion thereof; and any attempt to do any of the foregoing shall be void and of no effect and constitute an offer by Tenant to Landlord to terminate the Lease.

B.    Request for Assignment.    If Tenant desires at any time to enter into an Assignment or a Sublease of the Premises or any portion thereof, Tenant shall request in writing, at least thirty (30) days prior to the effective date of the Assignment or Sublease, Landlord’s consent to the Assignment or Sublease.

C.    Landlord’s Consent.    At any time within thirty (30) days after Landlord’s receipt of the notice, Landlord may by written notice to Tenant elect either (a) consent to the proposed Assignment or Sublease, (b) refuse to consent to the proposed Assignment or Sublease, or (c) terminate this Lease in full with respect to an Assignment and enter into a lease directly with the proposed assignee or sublessee. If Landlord should fail to notify Tenant in writing of its decision within said period, Landlord shall be deemed to have consented to the proposed assignment or subletting. Landlord’s consent to a proposed assignment or sublease shall not be unreasonably withheld in accordance with Arizona law.

D.    Assignment or Sublet.    If Landlord consents to the Sublease or Assignment within said time period, Tenant may enter into such Assignment or Sublease of the Premises or portion thereof, but only upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Subsection B; provided, however, that in connection with such Assignment or Sublease, as a condition to Landlord’s consent, Tenant shall enter into an agreement with Landlord to pay to Landlord ninety percent (90%) of the net excess (less any and all third-party expenses incurred by Tenant, including broker’s commissions and tenant improvements costs), if any, of (a) in the case of an Assignment, the rental and other payment obligations of the proposed assignee under the terms of the proposed Assignment over the rental and other payment obligations of Tenant under the terms of this Lease, or (b) in the case of a Sublease, the amount proposed to be paid by the sublessee over the proportionate amount of rental and other payment obligations required to be paid by Tenant to Landlord under the terms of this Lease applicable to the portion of the Premises so subleased. Notwithstanding any Assignment or Sublease, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenants other obligations under the Lease (regardless of whether Landlord’s approval has been obtained for any such Assignments or Subleases).

E.    No Novation.    No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant or any guarantor or surety of any obligation to be performed by Tenant under this Lease or under any guaranty of this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant of the obligation to obtain Landlord’s express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this Section 17, Assignment and Subletting, shall be void and, at the option of Landlord, shall constitute an Event of Default, as defined below, by Tenant under this Lease. The acceptance of rent or payment of any other monetary obligation by Landlord from a proposed assignee or sublessee shall not constitute the consent by Landlord to such Assignment or Sublease.

F.    Tenant Affiliate and Transfers of Stock.    Notwithstanding the provisions of this Section 17, Tenant, upon 10 days’ prior written notice to Landlord, may assign or sublet the Premises not more than twice during the Term without Landlord’s consent, to any domestic corporation or other entity that is not in a federal bankruptcy or federal or state reorganization which wholly controls, is controlled by or is under common control with Tenant, or to any corporation or other entity resulting from the merger of consolidation with Tenant, or to any entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease pursuant to a written assumption delivered to Landlord at least 10 days prior to the effective date of the assignment, accompanied by the written consent by Tenant as assignor and any prior assignee to such assignment and a written ratification of such party’s continuing joint and several obligations hereunder, together with corporate resolutions from each signatory of such assumption or consent. Any such assignment shall not, in any way, affect or limit the primary liability of Tenant (or any other assignor) under the terms of this Lease. In addition, any transfers of the stock of Tenant traded over a recognized security exchange or over-the-counter market shall not be deemed a transfer or an assignment of this Lease.

G.    Transferee Obligations.    Each assignee, or other transferee, other than Landlord, shall assume in writing, as provided in this Subsection “G”, all obligations of Tenant under this Lease and shall be and remain jointly and severally liable with Tenant for the payment of Base Rent, additional rent and all other obligations hereunder, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Lease Term; provided, however, that the assignee, sublessee, or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee reasonably satisfactory in substance and form to Landlord, consistent with the requirements of this Subsection “G”, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

H.    Collection of Rent.    In the event that Tenant’s interest in the Lease is Assigned or any of the Premises is Sublet, Tenant hereby assigns to Landlord the right to collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, or directly from any concessionee or licensee or other occupant and apply the amount collected to the next amount(s) payable by Tenant hereunder. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of any provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

SECTION 18.	INDEMNIFICATION

Tenant hereby agrees to indemnify, defend and hold Landlord and its officers, members, managers, directors, partners and employees entirely harmless for, from and against any and all losses, liabilities, damages including without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys’ fees and costs, expert witness fees, demands, actions, judgments, damages, expenses, fines, penalties, claims or other charges, (herein collectively “Claims”), for injury to or death of any person or for damages to any property arising out of or in any manner connected with (a) the use, occupancy or enjoyment of the Premises by Tenant or Tenant’s agents, servants, employees, licensees, invitees or contractors (“Tenant’s Agents”) or any work, activity or other things allowed or suffered by Tenant or Tenant’s Agent’s to be done in or about the Premises, (b) any Event of Default, as defined below, under this Lease and (c) any act or failure to act, whether negligent or otherwise tortuous, by Tenant or Tenant’s Agents on or about the Premises, Building or Project. Notwithstanding the foregoing, Tenant shall not be liable to the extent that damage or injury is ultimately determined to be caused by the gross negligence or willful misconduct of Landlord. All property of Tenant kept or stored in or upon the Premises, in the Building, or Project shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless for, from and against any Claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this paragraph. None of the events or conditions set forth in this paragraph shall be deemed a constructive or actual eviction or entitle Tenant to any abatement or reduction of rent.

SECTION 19.	INSPECTION AND ACCESS

Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises, to supply any service to be provided by Landlord and to determine whether Tenant is complying with its obligations hereunder, to supply janitorial service and any other services to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose without abatement of rent, and may for that purpose erect scaffolding and other necessary structures that are reasonably required by the character of the work to be performed by Landlord, provided that the business of Tenant shall not be interfered with unreasonably. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises. Any grant of easements, rights or dedications with respect to any of the Project shall be deemed approved by Tenant. Tenant hereby acknowledges that Landlord shall be granting cross easements and other rights between and among parcels owned or controlled by Landlord or its affiliates. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

SECTION 20.	QUIET ENJOYMENT

If Tenant shall pay rent as provided in the Lease and observe and perform all other covenants, terms and conditions of the Lease on Tenant’s part to be observed and performed, Tenant shall, subject to the terms of this Lease and any mortgage and/or deed of trust to which this Lease is subordinate, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises for the Lease Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord.

SECTION 21.	HOLDING OVER

If Tenant retains possession of the Premises after the termination of the Lease (“Holding Over”), with the consent of Landlord, shall be construed to be a tenancy from month to month at one hundred twenty-five percent (125%) of the rent herein specified (prorated on a monthly basis). No Holding Over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. Nothing in this paragraph shall be construed as consent for Tenant to retain possession of the Premises.

SECTION 22.	DEFAULT

A.    Tenant’s Default.    Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(1)    If Tenant fails to pay any installment of Base Rent, additional rent, or any other sum, charge or payment required to be paid by Tenant under this Lease (collectively a “Monetary Default”) and such failure continues for a period of five (5) days after such payment was due;

(2)    If Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (a) make a general assignment for the benefit of creditors; (b) commence (voluntary) or have commenced against it (involuntary) any proceeding under the Federal bankruptcy Laws or other insolvency laws which is not withdrawn or dismissed within ninety (90) days thereafter, (collectively a “Proceeding for Relief”); (c) under the provisions of any law providing for reorganization or winding up of corporations, partnerships or limited liability companies, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of the Premises or any of Tenant’s personal property located at the Premises and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety (90) days; or (d) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity);

(3)    If in any proceeding or action in which Tenant is a party, a trustee, a receiver, agent or custodian is appointed to take charge of the Premises or a material portion of Tenant’s personal property located at the Premises (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant’s personal property;

(4)    If any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease;

(5)    If Tenant shall abandon or otherwise vacate the Premises while any rent or additional rent is due and owing;

(6)    If Tenant shall attempt or there shall actually occur any (voluntarily or involuntarily) any Assignment, Subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease;

(7)    If Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within fifteen (15) days after any such lien or encumbrance is filed against the Premises; or

(8)    If Tenant fails to promptly and fully perform each and every other covenant, condition or agreement contained in this Lease and such failure shall continue for more than fifteen (15) days after written notice thereof shall have been given to Tenant; provided, however, that if the nature of Tenant’s default is such that more than fifteen (l5) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said fifteen (l5) day period and thereafter diligently prosecutes such cure to completion not to exceed sixty (60) days in the aggregate.

B.    Landlord’s Remedies.    Upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord shall have the following rights and remedies in additional to all other rights and remedies available to Landlord at law or in equity:

(1)    The rights and remedies to recover from Tenant:

(a)    The worth at the time of award of the unpaid Base Rent, Operating Expenses, additional rent and any other amounts owed by Tenant under the terms of this Lease (collectively, the “Rent”) which had been earned at the time of termination;

(b)    The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;

(c)    The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of Rent loss that Tenant proves could be reasonably avoided; and

(d)    Any other amount necessary to compensate Landlord for all the detriment, loss and/or damage proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any attorneys’ fees, broker’s commissions or finder’s fees (not only in connection with the reletting of the Premises, but also that portion of any leasing commission paid by Landlord in connection with this Lease which is applicable to that portion of the Lease Term which is unexpired as of the date on which this Lease is terminated), any costs for repairs, clean-up, refurbishing, removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, and anything else that Tenant is required under this Lease to remove but does not remove, and any costs for alterations, additions and renovations (and any other costs and expenses) incurred by Landlord in regaining possession of and reletting (or attempting to relet) the Premises.

(2)    The rights and remedies which allow Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and any other additional monetary charges as they become due, for as long as Landlord does not terminate Tenant’s right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(3)    The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(4)    The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations in and repairs to the Premises. Upon each such subletting, Tenant shall remain primarily liable for the immediate payment to Landlord of the cost of such subletting and such alterations and repairs incurred by Landlord, if any. Any amounts received by Landlord from such subletting shall be applied first toward the cost of any alterations or repairs made to the Premises in connection with such subletting; second, to the payment of Base Rent, Tenant’s proportionate share of Operating Expenses, Rent and any other monetary obligations of Tenant, due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Base Rent, Tenant’s proportionate share of Operating Expenses, Rent, and other monetary obligations of Tenant, as the same become due hereunder. Any excess payments received from Landlord’s subletting of the Premises shall be additional rent payable to the sole benefit of Landlord under the terms of this Lease. If Tenant has been credited with any rent to be received by such subletting and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting during any month are less than those paid to Landlord by the subtenant(s), or if such rentals received from such subletting during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Section 22, Default, Subsection B, Landlord’s Remedies, paragraph 4, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on Landlord’s part to terminate this Lease unless written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(5)    The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise any other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to this Section 22, Default, and may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceedings authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

C.    Tenant’s Remedies/Landlord’s Liability.    Landlord shall not be in default under the terms of this Lease unless Landlord fails to perform any of its covenants as expressly set forth by the terms and conditions of the Lease within thirty (30) days after written notice from Tenant is actually received by Landlord, specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then if Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion). All covenants of Landlord under the terms of the Lease shall be construed exclusively as covenants, not conditions; and, except as may be otherwise expressly be provided in this Lease, Tenant may not terminate this Lease for Landlord’s failure to perform any of its covenants as expressly set forth herein. Tenant’s sole and exclusive remedy, subject to the terms and conditions of this Lease, shall be for money damages. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean the current owner of the Premises, and in the event of a transfer by Landlord of its interest in the Premises, such prior owner shall thereupon be released and discharged from any and all obligations of Landlord thereafter accruing. Nothing in this paragraph shall limit the liability of the Landlord of the Premises for any past or then existing obligations under the terms of the Lease, and shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

SECTION 23.	WAIVER OF JURY TRIAL

IN ANY LITIGATION BETWEEN LANDLORD AND TENANT, THE MATTER SHALL BE DECIDED BY A JUDGE SITTING WITHOUT A JURY, AND TENANT AND LANDLORD HEREBY WAIVE ANY RIGHT TO TRIAL BEFORE A JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

SECTION 24.	MORTGAGE PROTECTION/SUBORDINATION

A.    Subordination.    This Lease and the rights of Tenant under the terms of the Lease are automatically subordinate to any mortgage or deed of trust and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant (including a consolidated mortgagee or deed of trust) constituting a lien on the Premises or Landlord’s interest therein or any part thereof, whether such mortgage or deed of trust is presently existing or hereafter created and placed on or against the Premises, Building and/or Project by Landlord, and to any ground or master lease if Landlord’s title to the Premises or any part thereof is or shall become a leasehold interest; provided, however that Landlord may, at Landlord’s option, cause this Lease to be superior to any such mortgage or deed of trust or ground or master lease. To further assure the foregoing subordination or superiority, Tenant agrees, at Landlord’s request, together with the request of any mortgagee under a mortgage or beneficiary under a deed of trust or ground or master lessor, to execute any instrument (including without limitation an amendment to this Lease that does not materially and adversely affect Tenant’s rights or duties under this Lease), or instruments intended to subordinate this Lease, or at the option of the Landlord, to make it superior to any mortgage, deed of trust, or ground or master lease. Notwithstanding any such subordination, Tenant’s right to occupy the Premises pursuant to this Lease shall remain in effect for the full Lease Term as long as Tenant is not in default by the terms of this Lease.

B.    Attornment.    Notwithstanding the provisions of Subsection “A” above, Tenant agrees (a) to attorn to any mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises and to any party acquiring title to the Premises by judicial foreclosure, trustee’s sale, or deed in lieu of foreclosure, and to any ground or master lessor, as the successor to Landlord hereunder, (b) to execute any Attornment agreement reasonably requested by a mortgagee, beneficiary, ground or master lessor, or party so acquiring title to the Premises, and (c) that this Lease, subject to the rights under any outstanding non-disturbance agreement, at the option of such mortgagee, beneficiary, or ground or master lessor, or other party, shall remain in force notwithstanding any such judicial foreclosure, trustee’s sale, deed in lieu of foreclosure, or merger of titles. Notwithstanding the foregoing, neither a mortgagee of a mortgage or beneficiary of a deed of trust encumbering the Premises, any party acquiring title to the Premises by judicial foreclosure, trustee’s sale, or deed in lieu of foreclosure, nor any ground lessor or master lessor, as the successor to Landlord hereunder, shall be liable or responsible for any breach of a covenant contained in this Lease that occurred before such party acquired its interest in the Premises, but such limitation shall not waive Tenant’s rights as to any preexisting and continuing breach provided the foregoing parties shall have a separate (and new) right of written notice and cure as provided herein for the Landlord in the event of Landlord default in accordance with Section 22 of this Lease before Tenant pursues any remedies, and no such party shall be liable or responsible for any security deposits held by Landlord hereunder which have not been transferred or actually received by such party, and such party shall not be bound by any payment of rent or additional rent for more than two (2) months in advance.

SECTION 25.	MECHANIC’S LIENS

Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will keep the Premises free from any liens arising out of any work performed, material furnished or obligation incurred by or for Tenant, Tenant’s Agents, or any person or entity claiming through or under Tenant. In the event that Tenant shall not, Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be released of record within (10) days of the imposition of such lien by payment or posting of a proper bond. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord deems proper, including payment of the claim giving rise to such lien. All such sums paid and all expenses incurred by Landlord in connection therewith shall be due and payable to Landlord by Tenant on demand. Failure of Tenant to fully comply with the terms of this Section 25, Mechanics Liens, shall constitute an Event of Default under this Lease.

SECTION 26.	TRANSFER OF LANDLORD’S INTEREST/ESTOPPEL CERTIFICATES/ FINANCIAL STATEMENTS

A.    Estoppel Certificates.    Tenant agrees, from time to time, upon not less than ten (10) days prior written notice from Landlord, to execute and deliver to Landlord a statement (a) certifying that the Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which Rent or other charges have been paid (in advance or otherwise, if any), (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord (or specifying in detail the uncured default as claimed, if any) and the status of the Lease, (c) the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord (collectively, the “Estoppel Certificate”).

Tenant’s obligation to furnish each Estoppel Certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an Estoppel Certificate. Tenant’s failure to deliver an Estoppel Certificate within the time frame requested shall be conclusive upon Tenant that (a) this Lease is in full force and effect without modification except as may be represented by Landlord, (b) to Tenant’s knowledge there are no uncured defaults in Landlord’s performance, and (c) no rent has been paid in advance except as set forth in this Lease. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such Estoppel Certificate if Tenant fails to execute and deliver the Estoppel Certificate in a timely manner.

B.    Financial Statements.    Landlord has reviewed financial statements if so requested of Tenant and has relied upon the truth and accuracy thereof with Tenant’s knowledge and representations of the truth and accuracy of such statements and that said statements accurately and fairly depict the financial condition of Tenant. Said financial statements are an inducing factor and consideration for the entering into of this Lease by Landlord with this particular Tenant. Annually, on or before the anniversary date of this Lease, Tenant shall provide to Landlord (a) Tenant’s most recent audited financial statement or a document in which Tenant states that its books are not independently audited, and (b) a current unaudited financial statement, current means within ninety (90) days of such anniversary date. Tenant shall, at any time and from time to time upon not less than ten (l0) days prior written notice from Landlord, furnish Landlord with current financial statements reflecting Tenant’s then financial condition. Landlord agrees to keep confidential the Tenant’s financial statements furnished to Landlord by Tenant but Tenant acknowledges such financial statements may be delivered to lender(s), potential purchasers, appraisers and such parties’ consultants.

C.    Transfer of Landlord’s Interest.    In the event Landlord shall sell or otherwise convey its title to the Premises, after the effective date of such sale or conveyance Landlord shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of sale or conveyance, and Tenant shall seek performance solely from Landlord’s purchaser or successor in title as to all obligations arising thereafter. In connection with such sale or transfer, a Landlord may assign its interest under this Lease without notice to or consent by Tenant. In such event, Tenant agrees to be bound and attorn to any successor Landlord. Tenant shall be under no obligation to pay Rent or other sums to be paid by Tenant under this Lease to any successor Landlord until Tenant receives written notice setting forth the name of the successor Landlord and the address at which such payments shall be made. Nothing contained herein shall be deemed to relieve Tenant from its liability to pay such rent and other sums to the selling or transferring Landlord prior to the receipt of such notice.

SECTION 27.	SECURITY SERVICE

Tenant acknowledges and agrees that, while Landlord may patrol (but neither has nor undertakes any duty or obligation to patrol) the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant hereby waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

SECTION 28.	FORCE MAJEURE

Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, weather, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, court orders, and other causes beyond the reasonable control of Landlord (“Force Majeure”).

SECTION 29.	LATE PAYMENTS; INTEREST AND LATE CHARGES

A.    Interest.    Any amount due Landlord by Tenant under the terms of this Lease which are not paid within five (5) days after such amount shall be due shall thereupon bear interest at the rate of twelve percent (12%) per annum from the date such payment is due until paid, except that amounts spent by Landlord on behalf of Tenant shall bear interest at such rate from the date of disbursement by Landlord.

B.    Late Charges.    Tenant hereby acknowledges that in addition to lost interest, the late payment by Tenant to Landlord of Rent or any other sums due hereunder will cause Landlord to incur other costs not contemplated in this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such other costs include, but are not limited to, processing, administrative and accounting costs. Accordingly, if any installment of Rent, additional rent, or other sum due from Tenant shall not be received by Landlord within five (5) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that (a) such late charge represents a fair and reasonable estimate of the costs Landlord will incur in processing such delinquent payment by Tenant, (b) such late charge shall be paid to Landlord as liquidated damages for each delinquent payment and shall not be construed as a penalty, and (c) the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

C.    No Waiver.    Neither assessment nor acceptance of interest or late charges by Landlord shall constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of its other rights and remedies under this Lease. Nothing contained in this Section 29, Late Payments; Interest and Late Charges shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of rent, additional rent or other sums due hereunder, and Tenant shall be deemed in default with regard to any such payments should the same not be made by the date on which they are due.

SECTION 30.	BROKERS/COMMISSIONS

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Broker identified in Section l, Terms and Definitions, Subsection P. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including casts of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant. Tenant acknowledges that members of Landlord are licensed Arizona real estate brokers.

SECTION 31.	RELEASE OF DIRECTORS, OFFICERS, MEMBERS, AND PARTNERS OF LANDLORD

Tenant agrees that in the event Tenant shall have any claim against Landlord under this Lease arising out of the subject matter of this Lease, Tenant’s sole recourse shall be against the interest of Landlord in the Project, and Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the directors, officers, members, managers, and partners of Landlord including all injuries, damages, or losses to Tenant’s property, real and personal, whether known, unknown, foreseen, unforeseen, patent or latent, which Tenant may have against the directors, officers and partners of Landlord. Tenant understands and acknowledges the significance and consequence of such specific waiver.

SECTION 32.	NOTICES

Any notice, demand, approval, consent, bill, statement or other communication required nor desired to be given under this Lease in writing shall be directed to Tenant at Tenant’s Address for Notice or to Landlord at Landlord’s Address for Notice, as set forth in Section 1, Terms and Definitions, and shall be personally served or given by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, and if mailed, shall be deemed to have been given when two (2) days have elapsed from the date of the deposit into the United States Mail, certified and postage prepaid. If more than one Tenant is named under this Lease, service of any notice upon any one of said Tenants shall be deemed as service upon all of such Tenants.

SECTION 33.	[INTENTIONALLY DELETED]

SECTION 34.	ENTIRE AGREEMENT

This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. Any prior discussions and communications, whether oral or written, are merged herein and no understanding, agreement, condition, or representation concerning the Premises or this Lease shall be binding upon Landlord unless stated herein. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

SECTION 35.	SEVERABILITY

If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

SECTION 36.	[INTENTIONALLY DELETED]

SECTION 37.	MISCELLANEOUS

A.    Rent.    Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

B.    Joint Liability.    If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

C.    Standard of Performance and Approvals.    Unless otherwise specifically provided in this Lease, (a) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease, and (b) whenever approval, consent or satisfaction (collectively, an “approval”) is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within ten (10) business days after receipt of the written request for approval, except for any approval required from a mortgagee.

D.    Short Form.    Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record, and such recordation by Tenant shall, at the option of Landlord, constitute an Event of Default under this Lease. Tenant agrees, at the request of Landlord, to execute, deliver, and acknowledge a short form of this Lease satisfactory to counsel for Landlord, and Landlord may in its sole discretion, record such short form in the county where the Premises are located.

E.    Rule of Construction.    The rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

F.    Words of Gender.    Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

G.    Governing Law.    The terms and provisions of this Lease shall be governed and construed in accordance with the law in the state in which the Project is located.

H.    Time of Essence.    Time is of the essence as to the performance of Tenant’s obligations under this Lease.

I.    Waiver.    Waiver by Landlord of any breach of any term, covenant, or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or of any other term, covenant, or condition contained in this Lease. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent act by Tenant. The acceptance of rent or other sums payable hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than failure of Tenant to pay the particular rent or other sum so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent, or sum equivalent to rent.

J.    Examination of Lease.    Submission of this Lease for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

K.    Severability.    If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

L.    Surrender of Lease Not Merger.    Neither the voluntary or other surrender of the Lease by Tenant nor the mutual cancellation thereof shall cause a merger of the titles of Landlord and Tenant, but such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any such subleases.

M.    Authority.    Each individual executing this Lease on behalf of Tenant represents and warrants (l) if Tenant is a corporation, limited partnership or limited liability company, that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors, General Partner or Members of Tenant in accordance with the By-Laws of Tenant, Limited Partnership Agreement of Tenant or the Operating Agreement of

Tenant, and (2) that this Lease is binding upon and enforceable by Landlord against Tenant in accordance with its terms. If Tenant is a corporation, limited partnership or limited liability company, Tenant shall, within thirty (30) days after execution this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors, General Partner(s) or Members authorizing or ratifying the execution of this Lease.

N.    Incorporation.    All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

O.    Successors.    All rights and liabilities under this Lease extend to and bind the successors and assigns of Landlord and permitted successors and assigns of Tenant. No rights, however, shall inure to the benefit of any transferee of the Tenant unless the transfer has been consented to by the Landlord in writing.

P.    No Offer.    The submission of this Lease for examination does not constitute a reservation of an option to lease the Premises, and this Lease becomes effective as a lease only upon its execution and delivery by Landlord to Tenant.

Q.    Counterparts.    This Lease may be executed in counterparts, which together shall constitute a single instrument.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

TENANT:

XEMOD INC., a California corporation

By:	/s/ JOSEPH JOHNSON
Name:	Joseph Johnson
Title:	President

LANDLORD:

MP 9365 MCKEMY LLC, an Arizona limited liability company

By:	/s/ WILLIAM P. MAHONEY
Name	William Patrick Mahoney
Title:	Sole Manager

STATE OF ARIZONA

COUNTY OF MARICOPA

The foregoing instrument was acknowledged before me this the     2nd     day of     September      , 1999, by William Patrick Mahoney, the Manager of MP 9365 McKemy LLC., an Arizona limited liability company, on behalf of the company.

(Seal and Expiration Date)	KAREN C. DEMARSILIS
Notary Public

STATE OF         AZ

COUNTY OF         MARICOPA

The foregoing instrument was acknowledged before me this the     1st    day of     September      , 1999, by Joseph Johnson, the President of Xemod Inc., a California corporation, on behalf of the corporation.

(Seal and Expiration Date)	KAREN C. DEMARSILIS
Notary Public

EXHIBIT A

THE PREMISES

EXHIBIT B

THE PROJECT

EXHIBIT C

PROJECT SITE PLAN

EXHIBIT D

THE BUILDING

EXHIBIT E

RULES AND REGULATIONS

1.    The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.    Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.    Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.    Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.    If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.    Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.

7.    Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person except persons on the premises on behalf of the Landlord.

8.    Tenant shall not permit storage outside the Premises including without limitation, outside storage of trucks and other vehicles or goods, inventory, supplies or work in progress. Tenant shall not permit dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

9.    All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

10.    No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

11.    Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

12.    Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

13.    Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of offensive vibration, noise and air waves which may be transmitted beyond the Premises.

RIDER 1

LANDLORD’S WORK

A.    TENANT IMPROVEMENTS.    The “Tenant Improvements” shall be constructed in accordance with plans and specifications prepared by Seifer Associates substantially in conformity with the site plan initiated by Landlord and Tenant, floor plan initiated by Landlord and Tenant, and the List of Components attached hereto as Addendum to Rider 1. The plans and specifications for the Tenant Improvements shall be submitted to Tenant for approval (the “Approved Plans and Specifications”), which approval shall not be unreasonably withheld or delayed. In the event Landlord and Tenant are unable to agree on the plans and specifications by September 15, 1999, Tenant shall reimburse any and all out-of-pocket expenses incurred by Landlord related to the Tenant Improvements, at which time Tenant shall be entitled to any and all work product resulting from all such expenditures and this Lease shall terminate without further obligation. Tenant shall certify its approval of the Approved Plans and Specifications to any lender on request.

B.    CONSTRUCTION DATES.    If, for any reason, Landlord cannot construct the Tenant Improvements and deliver possession of the Premises to Tenant by March 1, 2000, as such date may be extended by Force Majeure, Landlord shall not be subject to any liability therefore or in default hereunder, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereto, but in such case, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant, provided, however, that if Landlord shall not have delivered possession of the Premises on or before March 15, 2000 (as such date may be extended by Force Majeure), Tenant may, at Tenant’s option, by notice in writing to Landlord on or before March 31, 2000, cancel this Lease, in which event the parties shall be discharged from any further obligations hereunder and the security deposit shall be returned to Tenant, provided further, however, that if such written notice of Tenant is not received by Landlord on or before March 31, 2000, Tenant’s right to cancel this Lease hereunder shall terminate and be of no further force or effect. Notwithstanding the foregoing of this paragraph, in the event any Tenant change order is requested by Tenant pursuant to paragraph F of the Rider which shall delay delivery of possession, such delay shall result in the date(s) set forth above being delayed one (1) day for each one (I) day of delay caused by such Tenant change orders.

C.    PERMITS.    As soon as practicably possible, Landlord shall apply for all building permits and other governmental permits and approvals necessary for the Tenant Improvement(s) described in the Approved Plans and Specifications. Thereafter, Landlord at its sole expense shall proceed diligently with the construction and completion of the Tenant Improvements in accordance with the Approved Plans and Specifications and all applicable governmental permits and approvals and all applicable laws, ordinances, regulations and court orders. Landlord shall complete the Improvements and they shall be ready for occupancy by Tenant not later than five (5) months from the commencement of construction, as such date may be extended by Force Majeure. Landlord shall notify Tenant in writing of any Force Majeure event within fifteen (15) days after its occurrence known to William P. Mahoney.

D.    COMPLETION AND DELIVERY.    The Tenant Improvements shall be deemed completed when:

1.    All work of construction on the Tenant Improvements has been substantially completed in accordance with the Approved Plans and Specifications, subject to normal minor so-called “Punch List Items” (defined below) not exceeding in the aggregate $25,000 in value agreed to after an inspection by Landlord and Tenant;

2.    The architect or engineer in charge of construction of the Tenant Improvements has prepared and certified by his signature the American Institute of Architects form of Substantial Completion and delivered to Landlord and Tenant a written statement certifying that the Improvements have been substantially completed in accordance with the Approved Plans and Specifications, and any properly authorized construction changes, and certifying the date of such substantial completion; and

3.    A temporary or permanent certificate of occupancy for the Building has been delivered to Tenant.

Notwithstanding the foregoing, if issuance of a certificate of occupancy is delayed by reason of Tenant’s acts or omissions (including any Tenant work or change order provided by Paragraphs E and F of this Rider), the Term of this Lease shall commence upon substantial completion of Landlord’s work, as provided in subparagraphs 1 and 2 above, and the certificate of occupancy shall be obtained thereafter upon completion of Tenant’s work at Tenant’s cost.

Landlord shall diligently complete any Punch List Items as soon as reasonably possibly and in no event will more than thirty (30) days be required. “Punch List Items,” as used herein, shall refer to minor, nonstructural repairs and/or minor, non-structural replacement of work not installed (i) in a workmanlike manner and/or (ii) in accordance with the Approved Plans and Specifications. “Minor, non-structural repairs and replacements” shall mean repairs and replacements that do not materially interfere with the occupancy of the Building and Premises or use of the Building and Premises for their intended purposes. Failure to complete the work as aforesaid shall not affect the validity of this Lease nor Tenant’s obligations hereunder.

E.    TENANT’S WORK.    Tenant, at its own cost and subject to all of the terms of this Lease (other than the obligation to pay the Base Rent prior to the Lease Commencement Date), may perform work in the Premises concurrently with Landlord’s work, to fit the Premises for Tenant’s occupancy, provided Tenant’s work does not unreasonably interfere with Landlord’s work; Tenant’s work may be performed through Landlord’s general contractor or, if no labor discord would be caused thereby, through Tenant’s own contractor. Tenant shall not allow any liens or encumbrances of any kind to be attached to or placed upon the Premises as a result of Tenant’s work and in the event such liens or encumbrances are discovered, Tenant agrees to promptly satisfy and remove same. Tenant hereby agrees to hold Landlord harmless form and against any liens caused by Tenant, and Tenant shall reimburse Landlord upon demand for any costs and expenses incurred in connection with any such lien, including without limitation attorneys’ fees.

F.    TENANT REQUESTED CONSTRUCTION CHANGES.    Tenant may, at any time, by a written request signed by one of Tenant’s Change Representatives and delivered or mailed in accordance with this Lease to one of Landlord’s Change Representatives at Landlord’s address for notices, make any change in the work within the general scope of construction contemplated by the Approved Plans and Specifications, including, but not limited to changes:

1.    in the plans, specifications or working drawings, including without limitation the Approval Plans and Specifications; provided, however, that no such request shall result in any major structural change to the Building, or use inferior materials or techniques, or change the “footprint” of the Building as depicted in the Approved Plans and Specifications; or

2.    in the event such decrease in construction costs expended by the Landlord is less than $14.00 per square foot allowance, the defined savings and subsequent rent reduction will be defined prior to the occupancy by the Tenant.

Tenant requested construction changes will be transmitted to Landlord only by means of written requests (“Construction Change Requests”) given in accordance with this paragraph. “Tenant’s Change Representatives” will be those two (2) persons designated by Tenant to Landlord in writing who will be the only representatives of Tenant authorized to request construction changes. Until such designation is received by Landlord, Landlord may send requests for construction changes to Tenant’s address for notices without reference to any Tenant Change Representative, and Tenant may not make any Construction Change Requests.

Upon receipt of any mutually acceptable construction change request evidenced by written consent of Tenant issued pursuant to this paragraph, Landlord shall immediately proceed in accordance with the directions contained in the requested Construction Change Request. Notwithstanding the provisions of Section 1, subparagraph W, as to Tenant Construction Change Requests, Landlord shall have the right to (i) increase the annual rent payable under this Lease by One Hundred Twenty Dollars ($120.00) for every One Thousand Dollars ($1,000) of increases in construction costs caused by the change or (ii) if the sum of all Construction Change Requests result in per square foot aggregate costs of in excess of $25.00 per square foot, Landlord may require Tenant to pay direct; provided, however, that such costs payable by Tenant for the Construction Change Requests or as increased rent shall be limited to Landlord’s actual, reasonable direct costs for labor and materials (excluding any and all overhead and administration costs and any profit margin in excess of ten percent (10%) of such direct costs.)

If Tenant shall have requested a construction change and Landlord elects to increase the annual rent, then within thirty (30) days after the Term Commencement Date, Landlord and Tenant shall execute an amendment to this Lease setting forth the rent payable under this Lease, as adjusted pursuant to this paragraph.

Except as provided in this paragraph, no order, statement, or conduct of Tenant’s Change Representatives, or of any manager, inspector, engineer, architect, employee representative, or consultant of Tenant, shall be treated as a change order under this paragraph.

The time period specified above for the completion of the Tenant Improvements shall be extended on a day-for-day basis for delays and extensions caused by Construction Change Requests.

G.    LANDLORD REQUESTED CONSTRUCTION CHANGES.    Landlord may, at any time, by a written request (“Landlord Change Request”) signed by one of Landlord’s Change Representatives which expressly refers to this paragraph and which is delivered or mailed in accordance with this Lease to Tenant’s Change Representative at Tenant’s address for notices, request any reasonable change in the work within the general scope of the construction necessary to comply with law, to obtain required governmental permits or approvals, to comply with a lender’s requirement, or to complete the Improvements in accordance with the Approved Plans and Specifications, including changes:

1.    in the plans, specifications or working drawings, including, without limitation the Approved Plans and Specifications; provided, however, that no such request shall result in any major structural change to the Building, or use inferior materials or techniques, or change the “footprint” of the Building as depicted in the Approved Plans and Specifications; and

2.    in the method or manner of performance of the work or type of materials; provided, however, that no such change will degrade the quality of the Building and provided, further, that no change in materials may be requested unless the change is necessary because of any inability to obtain the material or the new materials is necessary to comply with law or to obtain required governmental permits or approvals; provided, however, any Landlord Change Requests made solely to comply with municipal, state or federal requirements not in effect on the date of this Agreement or modified after the date of this Agreement shall be charged solely against the Tenant Improvement Allowance.

“Landlord’s Change Representatives” will be William P. Mahoney and any other two (2) persons designated by Landlord to Tenant in writing who will be the only representative of Landlord authorized to make Landlord Change Requests. Unless such designation is received by Tenant, Tenant may send Construction Change Requests to Landlord’s address for notices without reference to any Landlord Change Representative. Landlord Change Requests will be transmitted to Tenant by means of a written request describing in full the change, plus the reasons, effects and results of the change as compared to the original and/or existing working drawings or plans pertaining to the requested change. The Landlord Change Requests will include drawings, documents, specifications, and all pertinent data relating to the requested change.

Upon receipt of any Landlord Change Request, Tenant shall immediately begin analysis of the Landlord Change Request. Tenant will unilaterally have the option to:

1.    Accept the Landlord Change Request by issuing a Construction Change Request referencing the specific Landlord Change Request, in which event the Landlord Change Request shall be treated as a Construction Change Request for the purposes or base rent.

2.    Enter into fact-finding or negotiations with Landlord pertaining to Landlord Change Request.

3.    Reject the Landlord Change Request in writing and require the Landlord to perform the work in accordance with the Approved Plans and Specifications at no delay to Tenant in Building occupancy (other than the time period Landlord is awaiting a response), except such rejection shall be treated as a Force Majeure event if a governmental permit or other consent is requiring such Landlord Change Request.

Should Tenant not act within ten (10) business days after submittal of any Landlord Change Request, the requested change will be considered to be rejected by Tenant. Under no condition will the Landlord begin on any Landlord Change Request until after receipt of a fully executed Construction Change Request from Tenant.

H.    AUTHORITY.    Except as provided in this paragraph, no order, statement or conduct of Landlord’s Change Representatives or any manager, inspector, engineer, architect or other employee representative, or consultant of Landlord shall be treated as a change request under this Section.

I.    Tenant further agrees that no disturbances or interruptions of Tenant in connection with the installation and construction of the Punch List Repairs shall constitute a constructive or actual eviction of Tenant or entitle Tenant to damages or other relief, Tenant hereby waiving same. Landlord agrees, however, to exercise reasonable diligence in the construction of the Tenant Improvements so as to avoid unnecessary interference with or disturbance of Tenant in its use and occupancy of the Premises.

ADDENDUM A TO RIDER 1

LIST OF COMPONENTS

RIDER 2

SCHEDULE OF BASE RENT

Rent Term		Base Monthly Rent	Base Annual Rent
A.	As of the Commencement Date and continuing thereafter through the last day of the 24th month of the Lease Term	$9,220.25*, plus tax;	$110,643.00, plus tax;

D.	Commencing as of the first day of the 25th month of the Lease Term and continuing thereafter through the Expiration Date	$9,929.50*, plus tax;	$119,154.00, plus tax;

*	Exclusive of Base Monthly Rent and Base Annual Rent increases pursuant to Section 1, Subparagraph (W) (Tenant Improvement Allowance in excess of $354,625) and Rider #1 (Tenant Change Orders).

All Base Rent shall be payable, plus Tenant’s Monthly Proportionate Share of Project Operating Expenses, and taxes, to Landlord, in cash, and upon all of the terms and conditions of this Lease. Should the Commencement Date not fall on the first day of the calendar month, the Base Monthly Rent shall be prorated based upon the actual number of days to the month in which the Commencement Date occurs.

RIDER 3

LETTER OF CREDIT

(a)    Letter of Credit.    Tenant hereby agrees, on the terms and conditions set forth in this Rider 3, to deliver to Landlord, as beneficiary, continuously during the period commencing on the date of this Lease and ending one calendar month after the natural expiration or the Term of this Lease (including any extensions), an irrevocable standby letter of credit (as amended, renewed or replaced from time to time, the “Letter of Credit”), in form and substance meeting the requirements of this Lease and otherwise acceptable to Landlord and its lender, in the amount established in Section 1, Subparagraph 4 of this Lease. The issuer of the Letter of Credit shall be reasonably satisfactory to Landlord.

(b)    Term.    The Letter of Credit shall be issued from the date of the Lease through and including one month past the natural expiration of the Term of this Lease. The Letter of Credit shall be continuously renewed for periods of twelve (12) months not more than sixty (60) but at least thirty (30) days prior to each expiration or renewal date, until 30 days after the date the Term of this Lease has naturally expired. Failure to renew the Letter of Credit shall constitute an event of default under the Lease by Tenant. If not renewed/replaced, the Landlord shall have the right to draw fully against the Letter of Credit and apply all such amounts as Landlord determines in its reasonable discretion. Notwithstanding the foregoing, if no Event of Default has occurred (or any event or condition that with the giving of notice or the passage of time would then constitute a monetary Event of Default) under this Lease, the Letter of Credit shall be surrendered to Tenant on the third anniversary of the date of this Lease.

(c)    Non-Documentary Letter of Credit.    The Letter of Credit shall be unconditional and non-documentary (meaning free of any conditions whatsoever). No document, statement or certification shall be required except for a sight draft and the original of the Letter of Credit, unless Landlord and its lender agrees to any such matter in its respective sole and absolute discretion.

(d)    Assignability/Transferability.    The Letter of Credit shall be freely transferable and assignable to any lender or successor landlord without approval by the issuer or Tenant and without any condition. Without limiting the foregoing, Landlord may grant collateral assignments and security interests in the Letter of Credit and the proceeds thereof. Tenant will sign and shall cause the issuer to sign such commercially-reasonable instruments required to collaterally or absolutely assign/transfer or perfect the foregoing. Any transfer fee or other charge shall be paid solely by Landlord.

(f)    Multiple Draws.    The Letter of Credit shall be payable in whole or in part up to its face amount. If a partial drawing occurs prior to the expiry date which leaves an available balance under the Letter of Credit, the amount of the partial draw will be noted but the original Letter of Credit will be held by the Landlord.

(g)    Credit Enhancer.    The Letter of Credit shall only be issued by a commercial bank having a Long Term Unsecured Debt Securities Rating of at least Aa3 by Moody’s Investors Services, Inc. or other issuer satisfactory to Landlord. The issuer shall have an office/headquarters in a United States city reasonably acceptable to the Landlord. In the event the Long Term Unsecured Debt Securities Rating by Moody’s Investors Securities, Inc. (“Moody’s”) of the Credit Enhancer falls below Aa3, Tenant shall, upon Landlord’s request, provide Landlord with a new Letter of Credit meeting all of the terms and conditions of this Rider 3 within thirty (30) days of such request.

(h)    Draws.    Landlord shall be entitled to draw on the Letter of Credit: (i) upon the occurrence of any uncured default under this Lease, including Tenant’s failure to pay for excess Tenant Improvements; (ii) if any Letter of Credit is not renewed or extended at least thirty (30) days prior to its then current expiration or renewal date; or (iii) if Tenant fails to provide a replacement Letter of Credit within thirty (30) days after Landlord’s request concerning a Moody’s rating change below Aa3. Letter of Credit proceeds shall be applied by Landlord or its lender to rent, additional rent, fees, charges, costs, expenses and other obligations under this Lease in such manner as Landlord may reasonably direct and as any lender shall require based on the Lease. Landlord shall have no obligation to notify Borrower of any draw on the Letter of Credit. Landlord’s lender similarly shall have no obligation to notify Borrower of any draw on the Letter of Credit.

RIDER 4

OPTION TO RENEW RENTAL

Base Monthly and Annual Rent to be at the then market rate as determined by independent appraisals in the event Landlord and Tenant cannot mutually agree. The rental rate must be set and mutually agreed to prior to the beginning of the option period. In no event shall Base Rent and all other monetary, obligations be less than the amounts due and payable in Lease month 60, including Base Rent and Annual Rent.